CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment 5 to the Registration Statement on Form S-3, 333-149951 of RiverSource® Group Variable Annuity Contract of our report dated February 25, 2016 relating to the consolidated financial statements, which appears in RiverSource Life Insurance Company’s Annual Report on Form 10-K for the year ended December 31, 2015.

/s/ PricewaterhouseCoopers LLP

Minneapolis, Minnesota

April 20, 2016